Exhibit 99.2

Rentech Appoints I. Merrick Kerr as Chief Financial Officer

DENVER, May 12 /PRNewswire-FirstCall/ -- Rentech, Inc. (Amex: RTK) today announced the appointment of I. Merrick Kerr as Executive Vice President and Chief Financial Officer (CFO), effective May 15, 2006.

Mr. Kerr brings more than 15 years of accounting, finance, strategic planning and management experience to Rentech. During the previous four years, he served as CFO of PPM Energy, Inc. (PPM), the Portland, Oregon based non-utility subsidiary of ScottishPower plc. Mr. Kerr will oversee Rentech’s capital markets efforts, project financings, investor relations, information technology and all accounting and management reporting functions.

“I am thrilled to be joining Rentech at such an important point in its corporate evolution,” stated Mr. Kerr. “Rentech has already made significant progress with the recent public offerings and the acquisition of the East Dubuque plant. The coal-to-liquid technology developed by Rentech has the potential to make a significant difference to the supply of clean, U.S. produced, liquid fuels; and I am looking forward to working closely with my new colleagues to turn that potential into a commercial reality.”

“Rentech is very fortunate to have Merrick joining our company,” stated Hunt Ramsbottom, President and Chief Executive Officer of Rentech. “He has a wealth of relevant experience, as well as a demonstrated track record of success in leading all aspects of finance and accounting. His previous experience in the energy industry, along with experiences in the capital markets and project financing, make him an ideal fit for our current and future challenges. In addition, Merrick’s international experience further strengthens his position as a valuable member of Rentech’s diverse senior executive team.”

PPM is a rapidly growing, integrated energy business centered on environmentally responsible new generation and gas storage assets in the United States and Canada. As CFO of PPM, Mr. Kerr led PPM’s accounting, finance and strategy planning departments. During Mr. Kerr’s tenure at this position, PPM grew from one asset in development to ownership/control of over 800MW of gas powered generation, an excess of 1,600MW of wind powered generation and, 51 BCF of gas storage.

Mr. Kerr holds a bachelor’s degree in accountancy and economics from the University of Edinburgh and completed the Stanford Graduate School of Business Executive Program in 2003. He is also a member of the Institute of Chartered Accountants of Scotland.

In connection with the commencement of his employment, effective May 15, 2006, Mr. Kerr entered into a three-year employment agreement with the company. Pursuant to the terms of the agreement, the company shall grant Mr. Kerr 325,000 restricted stock units that are to be settled in shares of common stock of the company. These restricted stock units will vest over a three-year period such that one-third of it will vest on each of Mr. Kerr’s one-year, two-year and three-year anniversary dates of his commencement date of May 15, 2006, subject to partial or complete acceleration under certain circumstances, including termination without cause or upon a change in control. The terms of the employment agreement, including the grant of restricted stock units, were approved by the company’s independent compensation committee. The terms of Mr. Kerr’s employment with the company are more fully disclosed in the company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

About Rentech, Inc.

Rentech was incorporated in 1981 to develop technologies that transform under-utilized energy resources into valuable and clean alternative fuels, chemicals and power. The company has developed an advanced derivative of the well-established Fischer-Tropsch, or FT, process for manufacturing ultra-clean diesel fuel and other fuel products.

Safe Harbor Statement

Certain information included in this report contains, and other reports or materials filed or to be filed by us with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by us or our management) contain or will contain, “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended; Section 27A of the Act; and pursuant to the Private Securities Litigation Reform Act of 1995. The forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective. The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. They can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “anticipate,” “should” and other comparable terms or the negative of them. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and thus are current only as of the date made. Other factors that could cause actual results to differ from those reflected in the forward-looking statements include dangers associated with construction and operation of gas processing plants like those using the Rentech Process, risks inherent in making investments and conducting business in foreign countries, protection of intellectual property rights, competition, and other risks described in our various public reports.

For more information please contact: Mark Koenig, Director of Investor Relations, Rentech, Inc. at 303-298-8008, extension 116, or by email at mkir@rentk.com, or see the company’s website at: www.rentechinc.com; or Kevin Theiss, CEOcast, Inc. at 212-732-4300 or by email at ktheiss@ceocast.com.

SOURCE  Rentech, Inc.
          -0-                                                            05/12/2006
          /CONTACT:  Mark Koenig, Director of Investor Relations of Rentech, Inc.,
+1-303-298-8008, ext. 116, mkir@rentk.com; or Kevin Theiss of CEOcast, Inc.,
+1-212-732-4300, ktheiss@ceocast.com, for Rentech, Inc./
          /Web site:  http://www.rentechinc.com /
          (RTK)